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                              WHOLESALING AGREEMENT

            AGREEMENT dated as of February 7, 1992 by and between SMA LIFE ASSURANCE COMPANY, a Delaware insurance company ("SMA"), SMA EQUITIES, INC., a Massachusetts corporation ("EQUITIES"), DELAWARE DISTRIBUTORS, INC., a Delaware corporation (hereinafter referred to as "DELAWARE"), and the insurance agency affiliates of DELAWARE listed on Schedule 1 to this Agreement (hereinafter referred to as "DELAWARE AGENCY AFFILIATES").

                                   WITNESSETH:

            WHEREAS, SMA proposes to register with the Securities and Exchange Commission interests in certain variable annuity contracts and variable life insurance contracts under the Securities Act of 1933 and to issue and sell such contracts through EQUITIES acting as the principal underwriter for such contracts; and

            WHEREAS, SMA, EQUITIES and DELAWARE desire to establish an arrangement whereby DELAWARE will act as a wholesaler for such variable annuity contracts and variable life insurance contracts and, as such, will recruit business firms to distribute such contracts;

            NOW, THEREFORE, in consideration of their mutual promises, SMA, EQUITIES and DELAWARE hereby agree as follows:

      1. Definitions

            a. Account -- Each and any separate account established by SMA and listed on Schedule 2 to this Agreement, as amended from time to time in accordance with Section 2.e of this

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Agreement. The phrase "Account supporting the Contracts" or "Account supporting a class of Contracts" shall mean the separate account identified in such Contracts as the separate account to which the Purchase Payments made under such Contracts are allocated and as to which income, gains and losses, whether or not realized, from assets allocated to such separate account, are, in accordance with such Contracts, credited to or charged against such separate account without regard to other income, gains, or losses of SMA or any other separate account established by SMA.

            b. Contracts -- The variable annuity contracts or variable life insurance contracts described more specifically on Schedule 3 to this Agreement, as amended from time to time. The term "Contracts" shall include any riders to such contracts and any other contracts offered in connection therewith or any contracts for which such Contracts may be exchanged or converted. The phrase "a class of Contracts" shall mean those variable annuity contracts or variable life insurance contracts, as the case may be, issued on the same policy form or forms and covered by the same Registration Statement, as shown on Schedule 3 to this Agreement.

            c. Registration Statement -- At any time while this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act, or currently effective post-effective amendment thereto, relating to a class of Contracts, including financial statements included in, and all


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exhibits to, such registration statement or post-effective amendment. (For purposes of Sections 5.a and 11 of this Agreement, however, the term "Registration Statement" means any document that is or at any time was a Registration Statement within the meaning of this Section 1.c.)

            d. Prospectus -- The prospectus and any statement of additional information included within a Registration Statement, except that, if the prospectus and statement of additional information most recently filed with the SEC pursuant to Rule 497 under the 1933 Act after the date on which the Registration Statement became effective differs from the prospectus and statement of additional information included within the Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus and statement of additional information filed under Rule 497 under the 1933 Act from and after the date on which they each shall have been filed. (For purposes of Sections 5.a and 11 of this Agreement, however, the term "any Prospectus" means any document that is or at any time was a Prospectus within the meaning of this Section 1.d.)

            e. Fund -- Delaware Group Premium Fund, Inc.

            f. Fund Registration Statement -- At any time while this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act, or currently effective post-effective amendment thereto, for shares of the Fund. (For purposes of Section 11 of this Agreement, however,


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the term "Fund Registration Statement" means any document that is or at any time was a Fund Registration Statement within the meaning of this Section l.f.)

            g. Fund Prospectus -- At any time while this Agreement is in effect, the prospectus and statement of additional information for the Fund most recently filed with the SEC pursuant to Rule 497 under the 1933 Act. (For purposes of Section 11 of this Agreement, however, the term "Fund Prospectus" means any document that is or at any time was a Fund Prospectus within the meaning of this Section 1.g.)

            h. 1933 Act -- The Securities Act of 1933, as amended.

            i. 1934 Act -- The Securities Exchange Act of 1934, as amended.

            j. 1940 Act -- The Investment Company Act of 1940, as amended.

            k. SEC -- The Securities and Exchange Commission.

            l. NASD -- The National Association of Securities Dealers, Inc.

            m. Regulations -- The rules and regulations promulgated by the SEC under the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time this Agreement is executed or thereafter promulgated, and as they may be amended from time to time.


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            n. Territory -- The fifty states of the United States, the District of Columbia, and all other territories of the United States.

            o. State -- any state or commonwealth of the United States, the District of Columbia or any other territory of the United States.

            p. Broker -- An entity registered as a broker-dealer and licensed as a life insurance agent or affiliated with an entity so licensed, and recruited by DELAWARE and subsequently authorized by SMA and EQUITIES to distribute the Contracts pursuant to a sales agreement with SMA and EQUITIES entered into in accordance with Section 3 of this Agreement.

            q. Associated Person -- This term as used in this Agreement shall have the meaning assigned to it in the 1934 Act.

            r. Representative -- An Associated Person of DELAWARE or a Broker registered with the NASD as a registered representative or principal of DELAWARE or Broker, as the case may be.

            s. Purchase Payment -- A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

            t. Procedures -- The administrative procedures prepared and distributed by SMA, as such may be amended or supplemented from time to time, relating to the solicitation, sale and delivery of the Contracts.


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            u. Participation Agreement -- The agreement dated as of December 23,
1991 among SMA, DELAWARE and the Fund relating to the investment of assets of SMA separate accounts in the Fund.

      2. Appointment and Wholesaling Rights

            a. SMA hereby appoints DELAWARE as an agent under relevant state insurance laws to represent SMA in the wholesaling activities contemplated by this Agreement. In those states where DELAWARE is not licensed as an insurance agent, SMA hereby appoints the appropriate entity or individual ("DELAWARE AGENCY AFFILIATE") affiliated with DELAWARE (as set forth on Schedule 1 to this Agreement, as such Schedule may be amended from time to time by DELAWARE to reflect changes in the licensing status of DELAWARE or DELAWARE AGENCY AFFILIATES) as its agent under the insurance laws to engage in such wholesaling activities. EQUITIES hereby authorizes DELAWARE under applicable securities laws to engage in the activities contemplated in this Agreement relating to the wholesaling of the Contracts for which EQUITIES acts or may act as principal underwriter.

            b. DELAWARE (both on its own behalf and on behalf of DELAWARE AGENCY AFFILIATES) undertakes to use its best efforts to recruit Brokers in accordance with Section 3 of this Agreement, consistent with market conditions and compliance with its responsibilities under the federal securities laws and NASD rules and regulations. The obligations of DELAWARE and DELAWARE AGENCY AFFILIATES hereunder are further subject to the accuracy of the representations and warranties of SMA and EQUITIES contained in


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this Agreement and to the performance by SMA of its obligations hereunder.

            c. The appointment and authorization of DELAWARE and DELAWARE AGENCY AFFILIATES to engage in wholesaling activities pursuant to this Agreement is exclusive as to the Contracts listed on Schedule 3, as amended from time to time in accordance with Section 2.e of this Agreement. Neither SMA nor EQUITIES shall authorize any other person (as principal underwriter or otherwise) to engage in wholesaling or distribution activities with respect to the Contracts or to recruit business firms to engage in wholesaling or distribution activities with respect to the Contracts (other than business firms recommended by DELAWARE pursuant to Section 3 of this Agreement) without DELAWARE's prior written consent, nor shall SMA or EQUITIES separately engage in wholesaling or distribution activities relating to the Contracts.

                  SMA shall design the Contracts, subject to consultation with DELAWARE and subject to DELAWARE's right to refuse to engage in wholesaling activities with respect to a class of Contracts that DELAWARE reasonably determines to be unattractive from a marketing or business perspective. The Contracts shall be issued by SMA and the variable portion thereof shall be supported by the Accounts. SMA alone shall be responsible for filing the initial Registration Statement and any amendments thereto with the SEC in accordance with the 1933 Act, 1934 Act and 1940 Act and the Regulations to register interests in each class of Contracts. To the extent that any Contract


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offers a general account option, SMA shall either register that option under the
1933 Act or provide an opinion of counsel, satisfactory to DELAWARE's counsel, that such option need not be registered under the 1933 Act. SMA will not make any amendment or rider to the Contracts or a class of Contracts, or file a Registration Statement, or make an amendment to a Registration Statement or supplement to a Prospectus, without DELAWARE having been given the opportunity to review and having consented in writing to any such filing, amendment, rider or supplement. However, such opportunity to review and consent shall not make DELAWARE responsible for the content of any such filing, amendment, rider or supplement; SMA alone shall be responsible for such content.

                  SMA shall register each Account with the SEC. The subaccounts of each Account available under the Contracts or a class of Contracts are listed on Schedule 3 to this Agreement, as amended from time to time in accordance with
Section 2.e of this Agreement. All amounts available under the Contracts shall be invested only in the Fund (through the Account(s) supporting the Contracts) and/or allocated to SMA's general account, provided that such amounts may also be invested in an investment company or investment vehicle other than the Fund if: (1) such other investment company is advised by the Fund's investment adviser; (2) the Fund and/or DELAWARE, in their sole discretion, consents to the use of such other investment company or investment vehicle; (3) there is a substitution of the Fund made in


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accordance with Section 10.1(e) of the Participation Agreement; or (4) the
Participation Agreement is terminated pursuant to Article X of the Participation Agreement. SMA will not take action to operate any Account, or any subaccount(s) of an Account listed on Schedule 3 to this Agreement, as amended from time to time in accordance with Section 2.e of this Agreement, as a management investment company under the 1940 Act without the Fund's and DELAWARE's prior written consent.

            d. SMA shall obtain appropriate authorizations, to the extent necessary, whether by registration, qualification, approval or otherwise, for the issuance and sale of the Contracts in each State in the Territory (provided, however, that it shall be within SMA's discretion whether to obtain such authorization in Hawaii and Guam). From time to time, SMA shall notify DELAWARE in writing of all States in the Territory in which each class of Contracts can then lawfully be offered. To the extent that SMA is not authorized to issue the Contracts or any class of Contracts in any State in the Territory, SMA shall employ all reasonable efforts to obtain such authorization in such State (provided, however, that it shall be within SMA's discretion whether to obtain such authorization in Hawaii or Guam).

            e. DELAWARE may unilaterally amend Schedule 1 from time to time pursuant to Section 2.a of this Agreement. The parties to this Agreement may amend Schedules 2 and 3 to this Agreement from time to time by mutual agreement to reflect changes in or relating to the Contracts and the Accounts and to


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add new classes of variable annuity contracts and variable life insurance contracts to be issued by SMA for which DELAWARE will act as wholesaler. The provisions of this Agreement shall be equally applicable to each such class of Contracts, unless the context otherwise requires. Schedule 4 to this Agreement may be amended only by mutual agreement of the parties to this Agreement pursuant to Section 9 of this Agreement.

      3. Recruitment of Brokers and Related Responsibilities

            a. SMA and EQUITIES hereby authorize DELAWARE and any DELAWARE AGENCY AFFILIATES to contact and recommend business firms to act as Brokers for the sale of the Contracts. SMA shall have the right to reject any such recommendation, but shall not do so arbitrarily or unreasonably.

            b. SMA and EQUITIES shall have the responsibility for and bear the cost of: (i) executing appropriate sales agreements with the business firms recommended by DELAWARE or DELAWARE AGENCY AFFILIATES and (ii) except as limited in Section 9.c of this Agreement, appointing such business firms, and/or Associated Persons of such firms, as insurance agents of SMA in those States where such business firms and/or Associated Persons possess insurance agent licenses. None of DELAWARE, DELAWARE AGENCY AFFILIATES, SMA or EQUITIES shall have responsibility for, or bear the cost of, any registration or licensing of Brokers or any of their Associated Persons with the SEC, NASD or any state insurance governmental or regulatory agency. The costs of appointment shall be borne as provided in Section 9.c hereof.


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SMA shall maintain the appointment records of all agents appointed by SMA to distribute the Contracts or to engage in the wholesaling activities contemplated by this Agreement.

            c. Any sales agreement entered into by SMA and/or EQUITIES with a Broker shall provide that:

            (1) The Broker (or an affiliated person duly registered as a broker-dealer with the SEC) shall train, supervise, and be solely responsible for the conduct of, all of its Associated Persons in the proper method of solicitation, sale and delivery of the Contracts for the purpose of complying on a continuous basis with the NASD Rules of Fair Practice and with federal and state securities and insurance law requirements applicable in connection with the offering and sale of the Contracts;

                        (2) Purchase Payments shall be made payable to SMA and shall be delivered together with all applications and related information in accordance with the Procedures;

                        (3) The Broker shall be solely responsible for all compensation paid to its Representatives and all related tax reporting that may be required under applicable law;

                        (4) The Broker and its Representatives shall not use, develop or distribute any promotional, sales or advertising material that has not been approved in writing by SMA, EQUITIES and DELAWARE and filed with the appropriate governmental or regulatory agencies; and


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                        (5) The Broker shall not have authority, on behalf of
      SMA, EQUITIES, DELAWARE or DELAWARE AGENCY AFFILIATES: to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Purchase Payment; to receive any monies or Purchase Payments (except for the sole purpose of forwarding monies or Purchase Payments to SMA); or to expend, or contract for the expenditure of, funds of SMA, EQUITIES, DELAWARE or DELAWARE AGENCY AFFILIATES.

            d. DELAWARE and DELAWARE AGENCY AFFILIATES shall provide assistance to SMA in the appointment procedure applicable to Brokers and their Representatives as may be reasonably acceptable to SMA.

            e. DELAWARE shall train, supervise, and be solely responsible for the conduct of, all of its Associated Persons (including DELAWARE AGENCY AFFILIATES, but not Brokers or their Representatives unaffiliated with DELAWARE or DELAWARE AGENCY AFFILIATES), for the purpose of complying on a continuous basis with the NASD Rules of Fair Practice and with federal and state securities and insurance laws applicable to the wholesaling activities contemplated in this Agreement. DELAWARE and DELAWARE AGENCY AFFILIATES shall be responsible for the maintenance of licenses, certifications or permits that they determine to be necessary for themselves and/or their Associated Persons pursuant to any federal or state securities law or state insurance law.


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            f. None of DELAWARE, DELAWARE AGENCY AFFILIATES, SMA or EQUITIES
will have any supervisory responsibility (as such supervision is contemplated by the 1934 Act or the NASD's Rules of Fair Practice) with respect to Brokers or their Representatives. Under no circumstances will DELAWARE or DELAWARE AGENCY AFFILIATES be responsible for Brokers' or their Representatives' failure to comply with applicable law or the Procedures.

            g. DELAWARE shall not have authority on behalf of SMA: to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Purchase Payment; or to receive any monies or Purchase Payments. DELAWARE shall not expend, nor contract for the expenditure of, funds of SMA; nor shall DELAWARE possess or exercise any authority on behalf of SMA other than that expressly conferred on DELAWARE by this Agreement.

            h. DELAWARE and DELAWARE AGENCY AFFILIATES shall act as independent contractors in the performance of their duties and obligations under this Agreement and nothing contained in this Agreement shall constitute DELAWARE or any DELAWARE AGENCY AFFILIATE or their respective Associated Persons as employees of SMA or EQUITIES in connection with the wholesaling activities contemplated by this Agreement or otherwise.


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      4. Marketing and Sales Material

            a. SMA shall be responsible for the design of initial promotional, sales and advertising material relating to the Contracts. Once $100,000,000 of Purchase Payments are accepted by SMA and at each $100,000,000 increment thereafter, SMA, at the request of DELAWARE, shall redesign the material then being used; each such redesign shall be at SMA's expense, but shall not be substantially different from the design of the material then being used.

                  Prior to use with any member of the public, SMA shall provide to DELAWARE copies of all promotional, sales and advertising material developed by SMA for DELAWARE's review and written approval. Upon receipt of such material from SMA, DELAWARE shall be given a reasonable amount of time to complete its review. DELAWARE will respond on a prompt and timely basis in approving any such material. Failure to respond shall not relieve SMA of the obligation to obtain the prior written approval of DELAWARE.

                  In the event that DELAWARE shall design any promotional, sales or advertising material relating to the Contracts, DELAWARE shall provide to SMA copies of such material for SMA's review and written approval. Upon receipt of such material from DELAWARE, SMA shall be given a reasonable amount of time to complete its review. SMA will respond on a prompt and timely basis in approving any such material. Failure to respond


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shall not relieve DELAWARE of the obligation to obtain the prior written approval of SMA.

                  If SMA has provided an opinion of counsel pursuant to Section 2.c of this Agreement to the effect that the general account option offered under the Contracts or class of Contracts need not be registered under the 1933 Act in reliance on Section 3(a)(8) of the 1933 Act or Rule 151 thereunder, SMA shall be solely responsible for ensuring, and hereby agrees to ensure, that any promotional, sales or advertising material is consistent with Section 3(a)(8) or Rule 151, as applicable, with respect to such general account option; provided, however, that SMA will not be responsible under this provision for marketing materials used by Brokers or their Representatives which have not been authorized by SMA under Section 4 of this Agreement.

                  EQUITIES shall be responsible for filing, as required, all promotional, sales or advertising material, whether developed by SMA, EQUITIES or DELAWARE, with the NASD and any federal and state securities governmental or regulatory agencies. SMA shall be responsible for filing, as required, such material, whether developed by SMA, EQUITIES or DELAWARE, with any state insurance governmental or regulatory agencies. Neither DELAWARE nor DELAWARE AGENCY AFFILIATES shall have any responsibility for any of the filings referred to in this paragraph.

                  If any such promotional, sales or advertising material names the Fund or the Fund's investment adviser, SMA shall furnish such material to the Fund or the Fund's distributor


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(if other than DELAWARE) prior to its use. Such material shall not be used unless written approval has been obtained from the Fund or the Fund's distributor. Failure of the Fund or the Fund's distributor to respond shall not relieve SMA or EQUITIES of the obligation to obtain the prior written approval of the Fund or the Fund's distributor.

            b. DELAWARE acknowledges that SMA shall have the unconditional right to reject, in whole or in part, any application for a Contract. In the event an application is rejected, any Purchase Payment submitted will be returned by or on behalf of SMA to the applicant. SMA will notify DELAWARE and the Broker who submitted the Purchase Payment of such action. In the event that a purchaser exercises his free look right under his Contract, any amount to be refunded as provided in such Contract will be so refunded to the purchaser by or on behalf of SMA. SMA will notify DELAWARE and the Broker who solicited the sale of the Contract of such action.

            c. SMA and DELAWARE shall equally share the costs (other than those borne by the Fund pursuant to the Participation Agreement) for printing any preliminary and all definitive Prospectuses for the Contracts and Fund Prospectuses and any supplements thereto.

            d. DELAWARE will pay the following expenses related to its wholesaling activities contemplated by this Agreement: (i) the compensation, if any, of its Associated Persons; (ii) expenses associated with the initial licensing and training of


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its Associated Persons involved in the wholesaling activities; (iii) the printing and mailing of any promotional, sales or advertising material for use in connection with the distribution of the Contracts; (iv) expenses associated with telecommunications with SMA at the sites of DELAWARE or its Associated Persons, including site installations and purchases, leases or rentals of modems, terminals and other hardware, and lease line telephone charges; and (v) any other expenses incurred by DELAWARE or its Associated Persons for the purpose of carrying out the obligations of DELAWARE hereunder. Except for such expenses and the expenses described in Section 4.c of this Agreement, DELAWARE shall not be responsible for any expenses relating to the Contracts or distribution of the Contracts or the processing of Contracts or applications, including without limitation any expenses incurred in connection with the return of Purchase Payments solicited by Brokers for applications rejected or not timely received by SMA, or relating to any of the matters or acts contemplated by this Agreement.

            e. SMA will pay all expenses in connection with: (i) the preparation and filing with appropriate governmental or regulatory agencies of the Registration Statement and each preliminary Prospectus and definitive Prospectus; (ii) the preparation and issuance of the Contracts; (iii) any authorization, registration, qualification or approval of the Contracts required under the securities, blue-sky laws or insurance laws of the States in the Territory; (iv) registration


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fees for the Contracts payable to the SEC, the NASD or any other governmental or regulatory agency; (v) the mailing of Prospectuses for the Contracts and Fund Prospectuses and any supplements thereto, as required by federal securities laws, and proxy soliciting materials and periodic reports relating to the Fund or the Accounts to Contract owners; (vi) the printing of applications, the Procedures and any other administrative forms utilized in connection with the distribution of the Contracts; (vii) compensation as provided in Section 9 hereof; and (viii) any other expenses related to the distribution of the Contracts except those set forth in Section 4.d of this Agreement and except as provided in Section 4.c of this Agreement.

            f. SMA alone shall be responsible for and bear the cost of administration of the Contracts following their issuance including all Contractowner service and communication activities, but DELAWARE shall be responsible for answering inquiries from Brokers or Representatives regarding the investment performance of the Contracts as permitted by applicable law.

            g. SMA, as agent for EQUITIES, will confirm to each applicant for and owner of a Contract in accordance with Rule 10b-10 under the 1934 Act its acceptance of Purchase Payments and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder and in accordance with Release 8389 under the 1934 Act.


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      5. Representations and Warranties

            a. SMA and EQUITIES each represent and warrant to DELAWARE and each DELAWARE AGENCY AFFILIATE, on the effective date of each Registration Statement for the Contracts (or class of Contracts) and at each time that a Contract is sold and, with respect to Clauses (7), (8), (11) and (12) below, also on the date of this Agreement, as follows:

                  (1) The Registration Statement has been declared effective by the SEC or has become effective in accordance with the Regulations.

                  (2) The Registration Statement and the Prospectus each comply in all material respects with the provisions of the 1933 Act and the 1940 Act and the Regulations, and neither the Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that none of the representations and warranties in this Section 5.a(2) shall apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to SMA in writing by DELAWARE expressly for use in the Registration Statement.

                  (3) Neither SMA nor EQUITIES has received any notice from the SEC with respect to the Registration

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Statement or the Account supporting the Contracts described in the Registration
Statement pursuant to Section 8(e) of the 1940 Act and no stop order under the 1933 Act has been issued and no proceeding therefor has been instituted or threatened by the SEC.

                  (4) The accountants who certified the financial statements included in the Registration Statement and Prospectus are independent public accountants as required by the 1933 Act and the Regulations.

                  (5) The financial statements included in the Registration Statement present fairly the respective financial positions of SMA and the Account supporting the Contracts described in the Registration Statement as of the dates indicated; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

                  (6) Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, of SMA, EQUITIES or the Account supporting the Contracts described in the Registration Statement that would cause such information to be materially misleading.

                  (7) SMA has been duly organized and is validly existing as a corporation in good standing under the laws of

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      the State of Delaware with full power and authority to own, lease and operate its properties and conduct its business in the manner described in the Prospectus; is duly qualified to transact the business of a life, health and accident insurance company; and is in good standing, in each State in the Territory in which the Contracts are or will be offered.

                  (8) EQUITIES has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and conduct its business in the manner described in the Prospectus; is duly registered as a broker-dealer with the SEC and with the securities commission of every state in the Territory with which such registration is required; and is a member in good standing with the NASD.

                  (9) The Account supporting the Contracts described in the Registration Statement has been duly authorized and established and is validly existing as a separate account under Title 18, Section 2392, of the Delaware Insurance Code under the laws of the State of Delaware and is duly registered with the SEC as a unit investment trust under the 1940 Act.

                  (10) The form of the Contracts has been approved to the extent required by the Delaware Insurance Commissioner and by the governmental agency responsible for

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      regulating insurance companies in each other State in the Territory in which the Contracts are offered.

                  (11) The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized by all necessary corporate action by SMA and EQUITIES and when so executed and delivered this Agreement will be the valid and binding obligation of SMA and EQUITIES enforceable in accordance with its terms.

                  (12) The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the charter or bylaws of SMA or EQUITIES, or any indenture, agreement, mortgage, deed of trust, or other instrument to which SMA or EQUITIES is a party or by which either is bound, or violate any law, or, to the best of SMA's or EQUITIES's knowledge, any order, rule or regulation applicable to SMA or EQUITIES of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over SMA or EQUITIES or any of their respective properties.

                  (13) No consent, approval, authorization or order of any court or governmental authority or agency is required for the issuance or sale of the Contracts or for the

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      consummation of the transactions contemplated by this Agreement, that has not been obtained.

                  (14) SMA has filed with the SEC all statements and other documents required for registration under the provisions of the 1940 Act and the Regulations thereunder of the Account supporting the Contracts described in the Registration Statement, and such registration has been effected; there are no agreements or documents required by the 1933 Act, the 1940 Act or the Regulations to be filed with the SEC as exhibits to the Registration Statement, that have not been so filed; and SMA has obtained all exemptive or other orders of the SEC necessary to make the public offering and consummate the sale of the Contracts pursuant to this Agreement and to permit the operation of the Account supporting the Contracts described in the Registration Statement, as contemplated in the Prospectus.

                  (15) The Contracts have been duly authorized by SMA and conform to the descriptions thereof in the Registration Statement and the Prospectus and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of SMA in accordance with their terms.

            b. DELAWARE represents and warrants to SMA on the date hereof as follows:

                  (1) DELAWARE has taken all action including, without limitation, those necessary under its articles of incorporation, by-laws and applicable state corporate law, necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.

                  (2) DELAWARE is and during the term of this Agreement shall remain duly registered as a broker-dealer under the 1934 Act, a member in good standing with the NASD, and duly registered as a broker-dealer under applicable state securities laws.

      6. Additional Responsibilities of SMA

            a. SMA shall use its best efforts:

                  (1) to maintain the registration of the Contracts with the SEC and any state securities commissions of any State in the Territory where the securities or blue-sky laws of such State require registration of the Contracts, including without limitation using its best efforts to prevent a stop order from being issued or if a stop order has been issued to cause such stop order to be withdrawn;

                  (2) to gain approval or other authorization of the Contract forms where required under the insurance laws and regulations of each State in the Territory (provided, however, that it shall be within SMA's discretion whether to obtain such approval or authorization in Hawaii and
      Guam); and

                  (3) to keep such registration, approval and authorization in effect thereafter so long as the Contracts are outstanding.

            b. During the term of this Agreement SMA shall take all action required to cause each class of Contracts to comply, and to continue to comply, as annuity contracts or life insurance contracts, as the case may be, and to cause the Registration Statement and the Prospectus for each class of Contracts to comply, and to continue to comply, with: all applicable federal laws and regulations and all applicable laws and regulations of each State in the Territory.

            c. SMA, during the term of this Agreement, shall notify DELAWARE immediately:

                  (1) When each Registration Statement has become effective or any post-effective amendment with respect to the Registration Statement thereafter becomes effective;

                  (2) Of any request by the SEC for any amendment to a Registration Statement or supplement to a Prospectus or for additional information;

                  (3) Of any event that makes any material statement made in a Registration Statement or a Prospectus untrue in any material respect or results in a material omission in a Registration Statement or a Prospectus;

                  (4) Of the issuance by the SEC of any stop order with respect to a Registration Statement or any amendment thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts (or class of Contracts);

                  (5) In which States in the Territory registration of the Contracts (or class of Contracts) is required under the securities or blue-sky laws, and when such registrations have become effective.

            d. SMA shall furnish to DELAWARE without charge promptly after filing five (5) copies of each Registration Statement as originally filed and any pre-effective or post-effective amendment thereto, including financial statements and all exhibits, including exhibits incorporated therein by reference.

            e. SMA shall timely file all reports, statements and amendments required to be filed by or for each Account or class of Contracts under the 1933 Act and/or the 1940 Act or the Regulations.

            f. SMA shall deliver to DELAWARE, as soon as practicable after it becomes available, the Annual Statement for SMA and for each Account in the form filed with the State of Delaware, and shall deliver any quarterly reports upon DELAWARE's request.

            g. SMA and EQUITIES will provide DELAWARE access to such records, officers and employees of SMA, EQUITIES and each Account at reasonable times as is necessary to enable DELAWARE to fulfill its obligations under the federal securities laws and

NASD rules. DELAWARE will provide SMA and EQUITIES access to such of its records, officers and employees at reasonable times as is necessary to enable SMA and EQUITIES to fulfill their obligations under the federal securities laws and NASD rules.

      7. Confidentiality and Trademark Rights

            a. SMA and EQUITIES acknowledge that the names and addresses of all customers and prospective customers (for purposes of this Section 7.a, the terms "customers" and "prospective customers" shall not mean Brokers) of DELAWARE, of its parent company and of any affiliated person of DELAWARE, DELAWARE AGENCY AFFILIATES or of any Broker that may come to the attention of SMA, EQUITIES or any person affiliated with SMA or EQUITIES as a result of their relationship with DELAWARE, its parent company or any affiliated person of DELAWARE, DELAWARE AGENCY AFFILIATES or any Broker and not from any independent source, are confidential and shall not be used by SMA or EQUITIES or any person affiliated with SMA or EQUITIES for any purpose whatsoever except as may be necessary in connection with the administration of the Contracts sold by the Brokers, including responses to specific requests made to SMA for service by Contract owners or efforts to prevent the replacement of such Contracts or to encourage the exercise of options under the terms of the Contracts. The restrictions set forth in the previous sentence do not apply if and to the extent a Broker knowingly discloses the names and addresses of its customers or prospective customers to SMA or EQUITIES outside the operation of this

Agreement. In no event shall the names and addresses of such customers and prospective customers be furnished by SMA, EQUITIES or any of their affiliated persons to any other person. The intent of this paragraph is that neither SMA nor EQUITIES, nor persons affiliated with SMA or EQUITIES, shall utilize, or permit to be utilized, their knowledge of DELAWARE, of its parent company or of any affiliated person of DELAWARE, DELAWARE AGENCY AFFILIATES or any Broker, derived as a result of the relationship created through the funding and sale of the Contracts or the solicitation of sales of any product or service. This paragraph shall remain operative and in full force and effect regardless of the termination of this Agreement, and shall survive any such termination.

            b. Delaware Management Holdings, Inc. owns all right, title and interest, including the good will associated therewith, in and to the marks DELAWARE, DELAWARE GROUP and DELAWARE GROUP PREMIUM FUND, used in connection with the underlying investment medium for the Contracts, and in and to the name DELAWARE in whatever manner used in connection with the performance of this Agreement. In addition, SMA agrees that Delaware Management Holdings, Inc. owns all right, title and interest, including the goodwill associated therewith, in and to the mark MEDALLION (and all variations thereof) used in connection with the Contracts (such marks and the marks identified in the preceding sentence are hereinafter referred to as "Delaware licensed marks"). Delaware Management Holdings, Inc. has granted to DELAWARE the right and license to use the Delaware licensed marks and the right to sub-license others. DELAWARE hereby grants to SMA a non-exclusive right and license to use the Delaware licensed marks in connection with the Contracts and SMA's performance of the services as set forth under this Agreement.

                  (1) Term. The grant of license as specified in this Section 7.b shall terminate on the earlier of the following events: (A) a change of name of the Fund to a name that does not include the term DELAWARE in accordance with the provisions of the Investment Advisory Agreement between the Fund and Delaware Management Company, Inc.; (B) whenever the Contracts shall cease to be invested in the Fund; (C) solely at the option of DELAWARE, upon a termination of this Agreement; or (D) 30 days after receipt by SMA of written notice of termination, based on any or no reason, of the license from DELAWARE. Subject to the preceding sentence, the grant of license as specified in this Section 7.b shall survive the termination of the Agreement. Upon termination of the grant of license, SMA shall immediately cease to issue new annuity contracts or life insurance contracts or to use or disseminate any promotional, sales or advertising material relating to the Contracts or service existing Contracts under any of the Delaware licensed marks and shall likewise cease any activity that suggests that it has any right under any of the Delaware licensed marks or that it has any association with DELAWARE in connection with any such contracts.

                  (2) Pre-Release Approval of Trademark-Bearing Materials. SMA agrees that it will display the Delaware licensed marks only in such form and manner as are specifically approved by DELAWARE and that it will cause them to appear on all promotional, sales or advertising material used in connection with the Contracts or related services with such legends, markings and notices as DELAWARE may request in order to give appropriate notice of service mark registration when effected. SMA shall obtain the prior written approval of DELAWARE for the public release of any material bearing the Delaware licensed marks. Such material shall include, but not be limited to, samples of each proposed standard Contract form and application, form correspondence with Contractowners, standard reports to Contractowners and any other standard operating material that bear any of the Delaware licensed marks.

                  During the term of this grant of license, DELAWARE may request that SMA submit samples of any material bearing any of the Delaware licensed marks that were previously approved by DELAWARE but, due to changed circumstances, DELAWARE may wish to reconsider, or that were not previously approved in the manner set forth above. If, on reconsideration or on initial review, respectively, any such sample fails to meet with the written approval of DELAWARE, then SMA shall immediately cease using or disseminating such disapproved material. SMA shall obtain the prior written approval of DELAWARE for the use of any new material developed to replace the disapproved material, in the manner set forth above.

                  (3) Acknowledgement of Ownership. SMA: (1) acknowledges and stipulates that the Delaware licensed marks are valid and enforceable marks owned exclusively by Delaware Management Holdings, Inc. and that, pursuant to such ownership, Delaware Management Holdings, Inc. has the exclusive right to use, and license others to use, the Delaware licensed marks as indications of source, origin, sponsorship, affiliation or endorsement; (2) agrees never to contend otherwise in legal proceedings or in other circumstances and agrees that it will not, during the term of this license or thereafter, attack the validity of the license; and (3) acknowledges and agrees that the use of the Delaware licensed marks pursuant to this grant of license shall inure to the benefit of Delaware Management Holdings, Inc. and shall not create any right of ownership in the Delaware licensed marks for SMA.

                  (4) Assignment. This license is personal to SMA and may not be assigned without the prior written consent of DELAWARE.

                  (5) Breach. If SMA shall violate or fail to perform any of its obligations under this license, DELAWARE shall have the right to terminate this license upon 30 days written notice, and such notice of termination shall become effective unless SMA shall completely remedy the default within such 30-day period. Termination of the license under the provisions of this paragraph shall be without prejudice to any other rights that DELAWARE may have against SMA.

                  (6) Quality of Services. The quality of all services performed by SMA in connection with the license hereunder shall be of a standard that is equally as high as that of DELAWARE's own in respect of the Delaware licensed marks. DELAWARE also shall have the right, upon reasonable advance notice to SMA, to inspect the process of performing any and all such services, at whatever place or places the same may be conducted.

                   (7) DELAWARE's Rights. All rights in the Delaware licensed marks other than those specifically granted herein are reserved by DELAWARE for its own use and benefit. Upon the termination of this license, for any reason whatsoever, all rights in the Delaware licensed marks and any service mark registrations pertaining thereto shall automatically revert to DELAWARE. SMA shall at any time, whether during or after the term of this license, execute any documents reasonably required by DELAWARE to confirm DELAWARE's ownership of all such rights.

      8. Records. SMA, EQUITIES, DELAWARE and DELAWARE AGENCY AFFILIATES each shall maintain such accounts, books and other documents as are required to be maintained by each of them by applicable laws and regulations and shall preserve such accounts, books and other documents for the periods prescribed by such laws and regulations. The accounts, books and records of SMA,

EQUITIES, the Account, DELAWARE and DELAWARE AGENCY AFFILIATES as to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as necessary to support the reasonableness of the amounts paid by SMA hereunder. Each party shall have the right to inspect and audit such accounts, books and records of the other party during normal business hours upon reasonable written notice to the other party. Each party shall keep confidential all information obtained pursuant to such an inspection or audit, and shall disclose such information to third parties only upon receipt of written authorization from the other party, except as required by law.

       9.    Compensation

            a. Commissions. SMA shall compensate DELAWARE or DELAWARE AGENCY AFFILIATES for sales of the Contracts by the Brokers pursuant to Schedule 4 to this Agreement, as such Schedule may be amended from time to time upon mutual agreement of the parties to this Agreement. Such compensation shall be based on Purchase Payments received and accepted by SMA for all Contracts issued on applications obtained by the Brokers or any of their respective Representatives. SMA will pay compensation due DELAWARE or DELAWARE AGENCY AFFILIATES in accordance with the procedures set forth on Schedule 4. The compensation provided for in this Section 9 shall be payable to DELAWARE for so long as the Contracts are outstanding regardless of whether this Agreement is still in effect. Compensation payable after the termination of this Agreement shall be paid in accordance with Schedule 4 as in effect at the time of termination.

            If any State in the Territory by insurance rule, regulation or statute, prohibits any payment of compensation to a class of business entities including DELAWARE, DELAWARE shall designate in writing a business entity or natural person, including DELAWARE AGENCY AFFILIATES, meeting the requirements of such State to receive any amounts that may otherwise be payable to DELAWARE hereunder. DELAWARE may change such designation from time to time upon written notice to SMA. Any payments made by SMA to any person or entity so designated by DELAWARE shall discharge SMA's liability to DELAWARE hereunder.

                  If a purchaser rescinds a Contract or exercises a right to surrender a contract for return of all Purchase Payments, DELAWARE will pay on demand the amount of any commissions it received on the Purchase Payments returned.

            b. Indebtedness. Nothing in this Agreement shall be construed as giving DELAWARE the right to incur any indebtedness on behalf of SMA.

            c. Appointment Fees. SMA will pay the initial and renewal fees for agent appointment by SMA of duly licensed DELAWARE, DELAWARE AGENCY AFFILIATES and Brokers and their respective Associated Persons; provided, however, that if total sales of the Contracts do not exceed $20 million during any calendar year, DELAWARE will reimburse SMA for the total amount of initial or renewal fees paid by SMA during such calendar year(s).

            d. Reporting. DELAWARE shall be responsible for all tax reporting information that DELAWARE is required to provide under applicable tax law to its Associated Persons with respect to the Contracts. Nothing contained in this Agreement or any sales agreement with a Broker is to be construed to require DELAWARE to provide any tax reporting information directly or indirectly to any Broker or its Representatives.

            e. Survival. This Section 9 shall remain operative and in full force and effect regardless of the termination of this Agreement, and shall survive any such termination.

      10. Investigation and Proceedings

            a. SMA, EQUITIES and DELAWARE will cooperate fully in any securities or insurance governmental or regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts for which DELAWARE acts as wholesaler pursuant to this Agreement. Without limiting the foregoing, SMA, EQUITIES and DELAWARE agree to notify one another promptly of any customer complaint or notice of any governmental or regulatory investigation or proceeding or judicial proceeding received by any of them with respect to SMA, EQUITIES, DELAWARE or any of their respective Associated Persons or that may affect SMA's issuance of any Contract for which DELAWARE acts as wholesaler pursuant to this Agreement.

            b. In the case of a substantive customer complaint, SMA, EQUITIES, DELAWARE and DELAWARE AGENCY AFFILIATES will cooperate in investigating such complaint and any response by SMA or EQUITIES, as one party, or DELAWARE or DELAWARE AGENCY AFFILIATES, as another party, to such complaint will be sent to the other party for approval not less than five business days prior to its being sent to the customer or any governmental or regulatory agency, except that if a more prompt response is required, the proposed response shall be communicated by telephone, telegraph or facsimile. Neither such party will release any such response without the other party's prior written approval, unless otherwise required by applicable law.

      11. Indemnification

            a. SMA and EQUITIES, jointly and severally, shall indemnify and hold harmless DELAWARE and DELAWARE AGENCY AFFILIATES and each person who controls or is associated with DELAWARE or DELAWARE AGENCY AFFILIATES within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which DELAWARE, DELAWARE AGENCY AFFILIATES and/or such person may become subject, under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                  (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, blue-sky application or other document executed by SMA specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any State, promotional, sales or advertising material for the Contracts, or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such untrue statement or omission or such alleged untrue statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to SMA or EQUITIES by DELAWARE specifically for use in the preparation of any such Registration Statement, Prospectus or blue-sky application or other document, material or Contract (or any such amendment or supplement thereto); or

                  (2) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Fund Registration Statement, Fund Prospectus, blue-sky application or other document executed by the Fund specifically for the purpose of qualifying any or all of the shares of the Fund for sale under the securities law of any State, or in any promotional, sales or advertising material or written information relating to the shares of the Fund authorized by the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to DELAWARE or the Fund by SMA specifically for use in the preparation of any such Fund Registration Statement, Fund Prospectus, blue-sky application or other document (or any such amendment or supplement thereto); or

                  (3) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact by or on behalf of SMA or

      EQUITIES (other than statements or representations contained in the Fund Registration Statement, Fund Prospectus or promotional, sales or advertising material of the Fund that were not supplied by SMA, EQUITIES or persons under their control) or wrongful conduct of SMA or EQUITIES or persons under their control with respect to the sale or distribution of the Contracts; or

                  (4) result because of the terms of any Contract or because of any material breach by SMA or EQUITIES of any terms of this Agreement or of any Contract or that proximately result from any activities of SMA's or EQUITIES' officers, directors, employees or agents or their failure to take action in connection with the sale of a Contract, to the extent of SMA's or EQUITIES' obligations under this Agreement or otherwise, or the processing or administration of the Contracts.

This indemnification obligation will be in addition to any liability that SMA or EQUITIES may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this Section 11.a if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

            b. DELAWARE shall indemnify and hold harmless SMA and EQUITIES and each person who controls or is associated with SMA or EQUITIES within the meaning of such terms under the federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which SMA and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:

                  (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or blue-sky application or other document executed by SMA specifically for the purposes of qualifying any or all of the Contracts for sale under the securities law of any State (or any amendment or supplement to the foregoing), or omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to SMA or EQUITIES by DELAWARE specifically for use in the preparation of any such Registration Statement, Prospectus, such blue-sky application or other document (or any such amendment or supplement thereto); or

                  (2) any use of promotional, sales or advertising material for the Contracts not authorized by SMA or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by DELAWARE or DELAWARE AGENCY AFFILIATES under federal securities laws or NASD regulations (but not including state insurance laws compliance with which is a responsibility of SMA or EQUITIES under this Agreement or otherwise); or

                  (3) claims by agents, representatives or employees of DELAWARE for commissions or other compensation or remuneration of any type; or

                  (4) any material breach by DELAWARE or DELAWARE AGENCY AFFILIATES of any provision of this Agreement.

This indemnification obligation will be in addition to any liability that DELAWARE may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this Section 11.b if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

            c. After receipt by a party entitled to indemnification ("indemnified party") under this Section 11 of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Section 11 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Section 11, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

            d. The indemnification provisions contained in this Section 11 shall remain operative in full force and effect, regardless of (i) any investigation made by or on behalf of SMA or by or on behalf of any controlling person thereof, (ii) delivery of any Contracts and Purchase Payments therefor, or (iii) any termination of this Agreement. A successor by law of DELAWARE or SMA, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 11.

      12. Termination

            a. This Agreement may be terminated at the option of any party upon six months advance written notice to the other parties, such termination to be effective no earlier than one year following the date on which the first Contract is issued to the public.

            b. This Agreement shall terminate automatically if it is assigned. This Agreement may be terminated at the option of SMA and EQUITIES, as one party, or DELAWARE and DELAWARE AGENCY

AFFILIATES, as one party, upon the other party's material breach of any provision of this Agreement.

            c. Upon termination of this Agreement all authorizations, rights and obligations shall cease except: (i) the obligation to settle accounts hereunder, including commissions on Purchase Payments subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by SMA prior to termination; (ii) the provisions contained in Sections 7, 9 and 11 of this Agreement; and (iii) the indemnification provisions set forth in
Section 11 of this Agreement, or as otherwise specifically noted in this Agreement.

      13. Rights, Remedies, etc. are Cumulative. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws. Failure of DELAWARE or DELAWARE AGENCY AFFILIATES, as one party, or SMA or EQUITIES, as another party, to insist upon strict compliance by the other party with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

      14. Notices. All notices hereunder are to be made in writing and shall be given:

            if to SMA, to:

                  Charles W. Grover II
                  Vice President, Individual Insurance Marketing
                  SMA Life Assurance Company
                  440 Lincoln Street
                  Worcester, MA 01605

            if to EQUITIES:

                  Richard M. Reilly
                  President
                  SMA Equities, Inc.
                  440 Lincoln Street
                  Worcester, MA 01605

            if to DELAWARE or DELAWARE AGENCY AFFILIATES, to:

                  Daniel J. O'Brien
                  Delaware Distributors, Inc.
                  One Commerce Square, 40th Floor
                  Philadelphia, PA 19103

or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, and shall be effective upon delivery.

      15. Interpretation, Jurisdiction, Etc. This Agreement constitutes the whole agreement between the parties to this Agreement relating to the wholesaling activities contemplated in this Agreement, and supersedes all prior oral or written negotiations between the parties to this Agreement with respect to the subject matter of this Agreement. The parties acknowledge that SMA, DELAWARE and the Fund have entered into the Participation Agreement in contemplation of entering into this

Agreement. This Agreement shall be construed and the provisions of this Agreement interpreted under and in accordance with the internal laws of the State of Delaware without giving effect to principles of conflict of laws.

      16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach of this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

      17. Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.

      18. Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      19. Severability. This is a severable agreement and in the event that any part or parts of this Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties to this Agreement that such part or parts shall be enforced to the extent permitted under the law, and, in any event, that all other parts of this Agreement shall remain valid and duly enforceable as if the unenforceable part or parts had never been a part of this Agreement.

      20. Regulation. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the Regulations and the rules and regulations of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms of this Agreement shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.

      IN WITNESS WHEREOF, each party hereto represents that the officer signing this Agreement on the party's behalf is duly authorized to execute this Agreement; and each party has caused this Agreement to be duly executed by such authorized officer on the date specified below.

                              SMA LIFE ASSURANCE COMPANY


Date:                         By: /s/ Charles W. Grover II
                                  ---------------------------------------
                              Name: Charles W. Grover II
                              Title: Vice President

                              SMA EQUITIES, INC.

Date:                         By: /s/ Richard M. Reilly
                                  ---------------------------------------
                              Name: Richard M. Reilly
                              Title: President

                              DELAWARE DISTRIBUTORS, INC.
                              (On its own behalf and on behalf of
                              the DELAWARE AGENCY AFFILIATES)

Date:                         By: /s/ M. Drennan
                                  ---------------------------------------
                              Name: M. Drennan
                              Title: Vice President

                                   Schedule 1

                           DELAWARE AGENCY AFFILIATES

                           Effective February 7, 1992

Name of                                         State(s) In
DELAWARE AGENCY AFFILIATE                       Which Licensed
-------------------------                       --------------

Daniel J. O'Brien                               Pennsylvania

                                   Schedule 2

                          Separate Account Subaccounts
                          Available under the Contracts

                           Effective February 7, 1992

Name of Separate Account        Subaccounts           Fund Portfolios
------------------------        -----------           ---------------

Separate Account VA-K of             201              Equity Income
SMA Life Assurance Company           202              High Yield
                                     203              Capital Reserve
                                     204              Money Market
                                     205              Growth
                                     206              Multiple Strategy

                                   Schedule 3

                   Contracts Subject to Wholesaling Agreement

                           Effective February 7, 1992

                                        SEC
  Marketing              Policy     Registration        Name of
Name of Contract        Form No.         No.       Separate Account
----------------        --------         ---       ----------------

Delaware Medallion
Variable Annuity        A3019-92       33-44830     Separate Account VA-K
                                                   of SMA Life Assurance Company

                                   SCHEDULE 4
                              COMPENSATION SCHEDULE
                           EFFECTIVE FEBRUARY 18, 1993

Net Commissions Payable by SMA to DELAWARE on Sale of Contracts

First $100 million of initial                1.80%*
and subsequent Purchase Payments
received and accepted by SMA

All initial and subsequent                   1.55%*
Purchase Payments received
and accepted by SMA after
first $100 million

*The above percentages are reduced to 1.30% and 1.05%, respectively, for Policies issued in Pennsylvania and to 1.675% and 1.425%, respectively, for Policies issued in New Jersey. In any calendar year, if more than 1% of all purchase payments made by Policy Owners during the first Policy Year are withdrawn under the 10% Free Withdrawal privilege of the Policies, then Delaware will pay on demand any commissions paid to Delaware and the Broker-Dealer firms attributable to such excess purchase payments redeemed.

Actual commissions paid will be net of a charge to DELAWARE in the amount of $30 for each policy anniversary and surrender of any Contract issued to a trustee of a 401(k) plan where the Accumulated Value was $50,000 or less. This charge will apply only to the extent that SMA waives its policy fee for such 401(k) plans. Commissions will be paid to DELAWARE according to then current SMA practice, but no less frequently than twice each month.


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